    As filed with the Securities and Exchange Commission on August 8, 2001
                                                           Registration No. 333-


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                              SPRINT CORPORATION

                          Kansas                  48-0457967
              (State or other Jurisdiction of  (I.R.S. Employer
              Incorporation or Organization)  Identification No.)

                          SPRINT CAPITAL CORPORATION
          (Exact names of registrants as specified in their charters)

                         Delaware                 48-1132866
              (State or other Jurisdiction of  (I.R.S. Employer
              Incorporation or Organization)  Identification No.)

                                P.O. Box 11315
                          Kansas City, Missouri 64112
                                (913) 624-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                                Thomas A. Gerke
                      Vice President, Corporate Secretary
                         and Associate General Counsel
                              Sprint Corporation
                                P.O. Box 11315
                          Kansas City, Missouri 64112
                           Telephone (913) 624-3326
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copies requested to:
                              Bruce N. Hawthorne
                                Mary A. Bernard
                                King & Spalding
                          1185 Avenue of the Americas
                           New York, New York 10036
                                (212) 556-2100
                               -----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-65402
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                   (Calculation table appears on following page)
                               -----------------
   This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      CALCULATION OF REGISTRATION FEE(1)

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     Title of Each Class of Securities to be       Amount to be     Proposed Maximum         Amount of
      Registered and Sold by the Registrants        Registered  Aggregate Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------------------
Debt Securities, Guarantees, PCS Common Stock,
Series 1 (including the associated preferred stock
purchase rights)(2), Stock Purchase Contracts and
Equity Units(3)...................................  $25,750,000      $25,750,000(4)          $6,437.50

-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated on the maximum offering price of all securities listed.
(2)Each share of PCS common stock, series 1 also includes one-half of a preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. Accordingly, no additional registration fee is required.
(3)The securities registered hereunder will be sold together as units.
(4)No separate consideration will be received for the guarantees issued hereunder. Accordingly, no additional registration fee is required.

                               EXPLANATORY NOTE

   This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registrants' Registration Statement on Form S-3 (Registration No. 333-65402), as amended, which was declared effective on July 26, 2001, are incorporated herein by reference.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

   All exhibits filed with the Registrants' Registration Statement on Form S-3 (Registration No. 333-65402), as amended, shall be deemed a part of this Registration Statement, except that the following additional exhibits are filed herewith:

Exhibit
  No.        Description
-------      -----------

  5.1     -- Opinion of Thomas A. Gerke.

  5.2     -- Opinion of King & Spalding.

 23.1     -- Consent of Ernst & Young LLP.

 23.2     -- Consent of Deloitte & Touche LLP.

 23.3     -- Consent of Thomas A. Gerke (included as part of Exhibit 5.1).

 23.4     -- Consent of King & Spalding (included as part of Exhibit 5.2).

 24.1     -- Power of Attorney of the officers and directors of the Registrants signing this Registration Statement
             (included on pages II-5 through II-7 of the Registrants' Registration Statement on Form S-3
             (Registration No. 333-65402), and incorporated herein by reference).

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Fom S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 7th day of August, 2001.

                    SPRINT CORPORATION
                    By:          /s/ A.B. KRAUSE
                        ---------------------------------
                        Name:  A.B. Krause
                        Title:   Executive Vice President
                              and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                       Title                      Date
         ---------                       -----                      ----

             *            Chairman of the Board and            August 7, 2001
  -----------------------   Chief Executive Officer
        W.T. Esrey          (Principal Executive Officer)

             *            Executive Vice President--           August 7, 2001
  -----------------------   Chief Financial Officer
        A.B. Krause         (Principal Financial Officer)

             *            Senior Vice President and Controller August 7, 2001
  -----------------------   (Principal Accounting Officer)
        J.P. Meyer

             *            Director                             August 7, 2001
  -----------------------
       DuBose Ausley

             *            Director                             August 7, 2001
  -----------------------
      Warren L. Batts

             *            Director                             August 7, 2001
  -----------------------
  Irvine O. Hockaday, Jr.


        *          Director       August 7, 2001
------------------
 Ronald T. LeMay

        *          Director       August 7, 2001
------------------
Linda Koch Lorimer

        *          Director       August 7, 2001
------------------
 Charles E. Rice

        *          Director       August 7, 2001
------------------
  Louis W. Smith

        *          Director       August 7, 2001
------------------
  Stewart Turley

                    *By:          /S/ A. B. KRAUSE
                         -----------------------------------
                                     A.B. Krause
                         for himself and as Attorney-in-Fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas on the 7th day of August, 2001.

                                          SPRINT CAPITAL CORPORATION

                                /S/ A. B. KRAUSE
                                          By: _________________________________
                                                 A.B. Krause, President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Name                              Title                    Date
               ----                              -----                    ----

                 *                  President and Chief Executive    August 7, 2001
-----------------------------------   Officer and Director
            A.B. Krause               (Principal Executive Officer)

                 *                  Senior Vice President and Chief  August 7, 2001
-----------------------------------   Financial Officer and Director
            G.M. Betts                (Principal Financial Officer)

                 *                  Senior Vice President and        August 7, 2001
-----------------------------------   Controller (Principal
            J.P. Meyer                Accounting Officer)

                 *                  Director                         August 7, 2001
-----------------------------------
            T.A. Gerke

*By:
          /s/ A.B. KRAUSE
-----------------------------------
           A.B. Krause,
for himself and as Attorney-in-Fact